SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)	May 20, 1999 (May 19, 1999)



                             VANGUARD AIRLINES, INC.
             (Exact name of registrant as specified in its charter)



  DELAWARE              0-27034                   48-1149290
(State or other       (Commission    (I.R.S. Employer Identification No.)
 jurisdiction of          File
 incorporation)           Number)


                           533 Mexico City Avenue
                       Kansas City International Airport
                           Kansas City, MO  64153
            (Address of principal executive offices including zip code)



         Registrant's telephone number, including area code (913) 789-1388








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ITEM 5.   OTHER EVENTS.

Vanguard Airlines, Inc. (the "Company") issued a press release on May 19, 1999, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference, announcing approval of a one-for-five reverse stock split of all outstanding shares of Common Stock, $0.001 par value per share, of the Company and a temporary change in the Company's ticker symbol from "VNGD" to "VNGDD."

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


(c)   EXHIBITS.  The following Exhibits are filed with this report:


EXHIBIT NO.                       DESCRIPTION

  99                              Press Release, issued May 19, 1999.


                              SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     VANGUARD AIRLINES, INC.


                                                    /S/  ROBERT J. SPANE
                                                    By:     Robert J. Spane
                                                    President and Chief
                                                    Executive Officer

Date:               May 20, 1999

                                                             Exhibit 99

FOR IMMEDIATE RELEASE                                        May 19, 1999

Contact:     Rana Walker
             (913) 789-1410


                             VANGUARD AIRLINES ANNOUNCES
                        APPROVAL OF REVERSE STOCK SPLIT AND
                          TEMPORARY TICKER SYMBOL CHANGE


KANSAS CITY, MO-Vanguard Airlines, Inc. (OTC: VNGD, as of May 20, 1999,
OTC: VNGDD) reported today that at its Annual Meeting the stockholders approved an amendment to the Company's Certificate of Incorporation, as amended, to effect a one-for-five reverse stock split of all outstanding shares of Common Stock, $0.001 par value per share, of the Company.

In connection with the reverse stock split, which will be effective as of May 20, 1999, the Company's Common Stock will trade under the ticker symbol "VNGDD" for a period of thirty (30) calendar days.

The Company has filed listing applications with both the Nasdaq SmallCap Stock Market and American Stock Exchange. There can be no assurance that the price of the Company's Common Stock will increase in an amount proportionate to the decrease in the number of outstanding shares or that the Company will be successful with its application for listing on either the Nasdaq SmallCap Stock Market or the American Stock Exchange.

The stockholders also reelected one incumbent director, Robert J. Spane, Chairman, Chief Executive Officer and President of Vanguard. Other individuals currently serving on Vanguard's Board of Directors are Lee M. Gammill, Jr., Denis T. Rice and Leighton W. Smith.

In addition, stockholders approved the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended
December 31, 1999.

Vanguard, which began service in December 1994 and is headquartered in Kansas City, is a low-fare, passenger airline providing convenient, scheduled jet service. Vanguard serves the following ten cities: Atlanta, Buffalo (effective July 15, 1999), Chicago-Midway, Cincinnati, Dallas/Ft. Worth, Denver, Kansas City, Minneapolis/St. Paul, Myrtle Beach and Pittsburgh. The Company employs approximately 800 full-time equivalent employees and currently operates a fleet of eleven Boeing 737-200's, with one more due for delivery in June 1999. The Company has also signed letters of intent for three replacement and growth aircraft, with anticipated delivery dates in the second half of 1999. Vanguard reported its first-ever annual operating profit in 1998 and its fourth consecutive quarter of operating profits in the first quarter of 1999. For more information on Vanguard, please visit our web site at WWW.FLYVANGUARD.COM.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements are made based on management's belief, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation
Reform Act of 1995. The Company's actual results may differ significantly from those currently anticipated. Factors that may cause such differences include, but are not limited to, general economic conditions, the cost of jet fuel, the Company's ability to secure additional financing, the occurrence of events involving other low-fare carriers, potential changes in government regulation of airlines or aircraft, aircraft availability and delivery issues, actions taken by other airlines, particularly with respect to scheduling and pricing in the Company's current or future routes and unanticipated Year 2000 Compliance costs and expenses. Further information on the factors that could affect the Company's financial results are included in its SEC filings including the Form 10-K for the year ended December 31, 1998.